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                              i2 TECHNOLOGIES, INC.
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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                      Action                                                    Complete Sections:
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SECTION 1:
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
                / /   New Enrollment                                            2, 3, 6 and sign attached Stock Purchase Agreement
ACTIONS         / /   Payroll Deduction Change                                  2, 4, 6
                / /   Terminate Payroll Deductions                              2, 5, 6
                / /   Leave of Absence                                          2, 5, 6
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
SECTION 2:
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PERSONNEL             Name
DATA                       --------------------------------------------------------------------------------------------
                           Last                First              MI                                           Dept.

                      Home Address
                                   ------------------------------------------------------------------------------------
                                                                             Street

                           --------------------------------------------------------------------------------------------
                              City                      State                           Zip Code

                      Social Security #: / / / / / / - / / / / - / / / / / / / /

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
SECTION 3:
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NEW                   Effective with the
ENROLLMENT            Purchase Period Beginning:                  Payroll Deduction Amount:  _____% of base salary*
                      / /  Initial Purchase Period
                      / /  November 1, 199                        * Must be a multiple of 1% up to a maximum of 15% of base salary
                      / /  May 1, 199


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
SECTION 4:
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PAYROLL               Effective with the                                  I authorize the following new level of payroll
DEDUCTION             Pay Period Beginning:                               deduction:         % of base salary*
                                            ---------------------------               -------
CHANGE                                      Month, Day and Year
                                                                          * Must be a multiple of 1% up to a maximum of 15% of
                                                                          base salary
                      NOTE:  You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible following the filing of the change form.

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
SECTION 5:
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TERMINATE            Effective with the                                   Your election to terminate your payroll deductions for
PAYROLL              Pay Period Beginning:                                the balance of the purchase period cannot be changed, and
DEDUCTIONS/                                ---------------------------    you may not rejoin the purchase period at a later date.
LEAVE OF ABSENCE                           Month, Day and Year            You will not be able to resume participation in the ESPP
                                                                          prior to the commencement of the next purchase period.

                      In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase period:

                      / /  Purchase shares of i2 Technologies, Inc. at end of the period
                                        OR
                      / /  Refund ESPP payroll deductions collected

              NOTE:      If your employment terminates for any reason or your eligibility status changes (<20 hrs/wk or <5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that period will automatically be refunded to you.

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SECTION 6:
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AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

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      Date                                        Signature of Employee